EXHIBIT 10.1

First Amendment to Investment Agreement, dated as of June 15, 2006, by and among Xethanol Corporation, a Delaware Corporation, H2D Diesel, Inc., a Delaware corporation, and the Investors.

EXECUTION COPY

FIRST AMENDMENT TO INVESTMENT AGREEMENT

This FIRST AMENDMENT TO INVESTMENT AGREEMENT (the "Amendment") is entered into as of this 17th day of May, 2006, by and among, Crestview Capital Master, LLC ("Crestview"), TOIBB Investment, LLC ("TOIBB") (Crestview and TOIBB are referred to collectively as the "Investors" and each individually as an "Investor"), H2Diesel, Inc., a Delaware corporation (the "Company"), and Xethanol Corporation, a Delaware corporation ("Xethanol").

WHEREAS, each of the Investors, the Company and Xethanol are parties to that certain Investment Agreement entered into as of April 14, 2006 (the "Agreement"). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement;

WHEREAS, pursuant to Section 2 of the Agreement, the Company granted (i) the Investor Options, the Extended Option Purchase Right and the Investor Purchase Right to the Investors and (ii) the Xethanol Option and the Xethanol Purchase Right to Xethanol;

WHEREAS, Section 3 of the Agreement provided the Investors with the Put Right during the Put Exercise Period which Put Right was exercised in whole by the Investors; and

WHEREAS, the parties desire to amend the Agreement to, among other things, more clearly reflect the intent of the parties regarding the survival, retention, transfer and exercise of the Investor Options and the Xethanol Option upon exercise of the Put Right.

NOW THEREFORE, based upon the premises and mutual promises set forth below, the parties agree as follows:

1. Amendment to Section 2. A new Section 2.9, 2.10 and 2.11 shall be added to the Agreement immediately following Section 2.8 as follows:

2.9 Effect of Exercising the Put Right on this Agreement.

If the Put Right has been exercised, (i) Sections 2.4, 2.5, 2.6, 3.7 and 3.8 of this Agreement shall be of no further force and effect and (ii) Sections 2.9, 2.10 and 2.11 shall apply to the Xethanol Option and the Transferred Investor Option (as defined in Section 2.9(b)). Upon the Exercising Investor's exercise of the Put Right pursuant to this Section 3, and subject to Section 2.11:

(a) the Exercising Investor's right to exercise: (i) the Investor Options, (ii) the Investor Purchase Right, and (iii) the Extended Option Purchase Right, shall immediately terminate; and

(b) Xethanol shall have the right to (A) exercise all or any portion of the Investor Options transferred to Xethanol pursuant to the Put Right (which shall be referred to in herein as the "Transferred Investor Option") and (B) sell, assign, transfer or convey all or any portion of the Transferred Investor Option to any person in accordance with Section 10.3 of this Agreement (any of the foregoing, a "Transfer").

2.10 Xethanol Options.

(a) 25% Xethanol Option. Subject to Sections 2.10(b) and 2.10(c), the Investors shall be entitled to purchase up to Five Hundred Thousand (500,000) of the Xethanol Option Shares (the "25% Xethanol Option") during the Xethanol Option Exercise Period in accordance with, and subject to, the terms and conditions of this Agreement, including without limitation this Section 2.10 and Section 4.2, as follows: Crestview shall be entitled to purchase up to 350,000 of the Xethanol Option Shares and TOIBB shall be entitled to purchase up to 150,000 of the Xethanol Option Shares.

(b) Election by Xethanol to Exercise the Xethanol Option. If Xethanol elects to exercise the Xethanol Option during the Xethanol Option Exercise Period:

(i) Xethanol must exercise the Xethanol Option with respect to not less than One Million Five Hundred Thousand (1,500,000) of the Xethanol Option Shares;

(ii) Xethanol shall provide written notice to each of the Company and the Investors setting forth Xethanol's election to purchase 1,500,000 of the Xethanol Option Shares in accordance with, and subject to, the terms and conditions of this Agreement, including without limitation this Section 2.10 and Section 4.2 (the "Xethanol Option Exercise Notice");

(iii) the Investor(s) shall have until 5:00 p.m. (EST) on the next business day following the delivery of the Xethanol Option Exercise Notice (the "Xethanol Option Standstill Period") to provide the Company with the written notice setting forth such election in accordance with, and subject to, the terms and conditions of this Agreement, including without limitation this Section 2.10 and Section 4.2, and specifying the number of Xethanol Option Shares with respect to which the 25% Xethanol Option is being exercised; and

(iv) if either or both of the Investors fail to timely exercise the 25% Xethanol Option in full pursuant to this Section 2.10, the Company shall provide written notice to Xethanol by 9:00 a.m. (EST) on the next business day following expiration of the Xethanol Option Standstill Period advising Xethanol that the Investor(s) will not be exercising the 25% Xethanol Option in full and that Xethanol, in its sole and absolute discretion, may exercise the Xethanol Option to purchase up to the remaining Five Hundred Thousand (500,000) of the Xethanol Option Shares, or, if the 25% Xethanol Option has been exercised in part, up to a number of Xethanol Option Shares equal to the difference between 500,000 shares and the number of shares as to which the 25% Xethanol Option has been exercised. If Xethanol elects to exercise any remaining Xethanol Option under this Section 2.10, Xethanol shall provide written notice to the Company by 5:00 p.m. (EST) on the same business day on which it received the notice set forth in the first sentence of this Section 2.10(b)(iv) setting forth its election to exercise all or any portion of the unexercised 25% Xethanol Option and specifying the number of Xethanol Option Shares with respect to which the option is being exercised.

(c) Early Termination of 25% Xethanol Option. The 25% Xethanol Option, to the extent not exercised pursuant to Section 2.10(b)(iv), shall terminate, expire and be of no further force and effect (i) with respect to the Investors, upon the expiration

of the Xethanol Option Standstill Period and (ii) with respect to Xethanol, at 5:00 p.m. (EST) on the next business day following expiration of the Xethanol Option Standstill Period (in each case, notwithstanding the fact that the Xethanol Option Exercise Period may not have expired pursuant to Section 2.3).

2.11 Transferred Investor Options.

(a) 25% Retained Investor Option. Subject to Sections 2.11(b) and 2.11(c), the Investors shall be entitled to purchase up to Five Hundred Thousand (500,000) of the Investor Option Shares (the "25% Retained Investor Option") during the Investor Option Exercise Period in accordance with, and subject to, the terms and conditions of this Agreement, including without limitation this Section 2.11 and Section 4.2, as follows: Crestview shall be entitled to purchase up to 350,000 of the Xethanol Option Shares and TOIBB shall be entitled to purchase up to 150,000 of the Xethanol Option Shares.

(b) Election by Xethanol to Exercise the Transferred Investor Option. If Xethanol elects to exercise any portion of the Transferred Investor Option during the Investor Option Exercise Period:

(i) Xethanol may exercise the Transferred Investor Option with respect to up to One Million Five Hundred Thousand (1,500,000) of the Xethanol Option Shares;

(ii) Xethanol shall provide written notice to each of the Company and the Investors setting forth Xethanol's election to purchase up to 1,500,000 of the Investor Option Shares in accordance with, and subject to, the terms and conditions of this Agreement, including without limitation this Section 2.11 and Section 4.2 (the "Transferred Investor Option Exercise Notice");

(iii) the Investor(s) shall have until 5:00 p.m. (EST) on the next business day following the delivery of the Transferred Investor Option Exercise Notice (the "Transferred Investor Option Standstill Period") to provide the Company with written notice setting forth such election in accordance with, and subject to, the terms and conditions of this Agreement, including without limitation this Section 2.11 and Section 4.2, and specifying the number of Investor Option Shares with respect to which the 25% Retained Investor Option is being exercised; and

(iv) if either or both of the Investors fail to timely exercise the 25% Retained Investor Option in full pursuant to this Section 2.11, the Company shall provide written notice to Xethanol by 9:00 a.m. (EST) on the next business day following expiration of the Transferred Investor Option Standstill Period advising Xethanol that the Investor(s) will not be exercising the 25% Retained Investor Option in full and that Xethanol, in its sole and absolute discretion, may exercise the Transferred Investor Option to purchase up to the remaining Five Hundred Thousand (500,000) of the Transferred Investor Option Shares, or, if the 25% Retained Investor Option has been exercised in part, up to a number of Investor Option Shares equal to the difference between 500,000 shares and the number of shares as to which the 25% Retained Investor Option has been exercised. If Xethanol elects to exercise any remaining Transferred Investor Option under this Section 2.11, Xethanol shall provide written notice to the Company by 5:00 p.m. (EST) on the same business day on which it received the notice

set forth in the first sentence of this Section 2.11(b)(iv) setting forth its election to exercise all or any portion of the unexercised 25% Retained Investor Option and specifying the number of Xethanol Option Shares with respect to which the option is being exercised.

(c) Early Termination of 25% Retained Investor Option; Transferred Investor Option.

(i) The 25% Retained Investor Option, to the extent not exercised pursuant to Section 2.11(b)(iv), shall terminate, expire and be of no further force and effect with respect to the Investors upon the expiration of the Transferred Investor Option Standstill Period (notwithstanding the fact that the Investor Option Exercise Period may not have expired pursuant to Sections 2.1 and 2.2).

(ii) The 25% Retained Investor Option and the Transferred Investor Option shall terminate, expire and be of no further force and effect with respect to Xethanol, at 5:00 p.m. (EST) on the next business day following expiration of the Transferred Investor Option Standstill Period (notwithstanding the fact that the Investor Option Exercise Period may not have expired pursuant to Sections 2.1 and 2.2).

(d) Transfers. For purposes of this Section 2.11, if Xethanol Transfers the Investor Options pursuant to the terms of this Agreement, (i) the Investor Options shall remain subject to the 25% Retained Investor Option and (ii) all references to Xethanol in Section 2.11 and 4.2 of this Agreement shall be read to include both Xethanol and the transferee; provided, however that if Xethanol Transfers less than all of the Investor Options pursuant to the terms of this Agreement, Xethanol shall retain, on a pro rata basis, such rights that it would have had under Section 2.11(b)(iii) and 2.11(b)(iv) as if such Transfer did not occur.

2. Amendment to Section 10.3. Section 10.3 shall be deleted in its entirety and replaced with the following language:

"10.3 Successors and Assigns. This Agreement and all of the covenants and agreements contained herein and rights, interests or obligations hereunder, by or on behalf of any of the parties hereto, shall bind and inure to the benefit of the respective heirs, successors and assigns of the parties hereto whether so expressed or not. No party may assign its rights and obligations hereunder, in whole or in part, to any of its affiliates without the consent of any of the other parties hereto; *provided; however* that the parties agree that without the consent of any other party hereto, (i) all or any portion of the Investor Options (including the Transferred Investor Option) may be Transferred to any person and (ii) all or any portion of the Xethanol Option may sold, transferred or assigned to any other party to the Agreement, in the case of both (i) and (ii), in accordance with applicable law (including without limitation the Securities Act) and subject to the terms of the Agreement."

3. Effective Date. This Amendment shall be effective as of April 14, 2006.

4. Complete Agreement. Except as modified by this Amendment, the Agreement shall remain unchanged and shall continue in full force and effect. The Agreement, as amended by this Amendment, contains the entire agreement and understanding among the parties with respect to the subject matter hereof and

supersedes all prior agreements and understandings whether written or oral, relating to such subject matter in any way. No representations, warranties, covenants or agreements have been made concerning or affecting this subject matter of the Agreement, except as are contained herein.

5. Counterparts. This Amendment may be executed in one or more counterparts (including by means of telecopied signature pages), all of which taken together shall constitute one and the same instrument.

6. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by the internal law of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdictions other than the State of Delaware.

[the remainder of this page was intentionally left blank]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the day and year first written above.

H2DIESEL, INC.

By: /s/ Lee Rosen
Name: Lee Rosen
Title: CEO

CRESTVIEW CAPITAL MASTER, LLC

By: /s/ Robert M. Hoyt
Name: Robert M. Hoyt
Title: Managing Partner

TOIBB INVESTMENT LLC

By: /s/ Howard Smuckler
Name: Howard Smuckler
Title: CFO

XETHANOL CORPORATION

By:/s/ Christopher d'Arnaud-Taylor
Name: Christopher d'Arnaud-Taylor
Title: President & CEO